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                                   Exhibit 23

                      Consent of Coopers & Lybrand, L.L.P.
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Progress Financial Corporation on Form S-8 of our report dated January 23, 1996, on our audits of the consolidated financial statements of Progress Financial Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is incorporated by reference in the Annual Roport on Form 10-K.


COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 14, 1996